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                                                              Exhibit 99(a)(1)

[WHITE MOUNTAINS LOGO]

                                                      PRESS RELEASE
                                                      CONTACT: Dennis Beaulieu
                                                             Tel: 802-295-4510


                           WHITE MOUNTAINS ANNOUNCES
                 ELECTION OF RAY BARRETTE AS PRESIDENT AND CEO


HAMILTON, Bermuda, November 21, 2002 -- White Mountains Insurance Group, Ltd. (NYSE: WTM) announced today that Ray Barrette has been named President and Chief Executive Officer of White Mountains effective January 1, 2003. Barrette joined the Company as CFO in 1997 and was promoted to President in 1999. On June 1, 2001, Barrette resigned as President to take over day-to-day control of the Company's OneBeacon operations. He is currently the Chairman and Chief Executive Officer of OneBeacon Insurance Group.

Jack Byrne, the Company's Chairman and current CEO, said, "Ray was the driving force behind White Mountains' move to Bermuda and the turn-around at OneBeacon, where his performance has been nothing short of spectacular. Ray is passionate about the business and understands that financial and underwriting discipline come first. I am confident our owners will prosper under his leadership."

John Gillespie, a director since 1999, has been elected a Deputy Chairman of the Board. Gillespie currently serves as Managing Director -- Capital and Investments at OneBeacon and is responsible for managing OneBeacon's $10 billion portfolio of invested assets and capital. Byrne said, "John has done an outstanding job with our investments. Not only has he dodged all the bullets on the investment side, White Mountains has enjoyed positive returns at a time when many have faltered."

Barrette added, "John has added tremendous value to the Company in the last few years. The performance of our investment portfolio is critical to White Mountains' success and I can't think of a better partner to get the job done."

Byrne will remain Chairman of the Board of Directors, a position he has held since 1985 and, by the Board's leave, intends to hold until at least 2005. In announcing his retirement as Chief Executive Officer, Byrne said, "For the last two years, Ray, John and I have worked together overseeing White Mountains' insurance operations. Ray and John have performed in an exemplary fashion and results in our insurance operations and in the management of our assets have been splendid."

-------------------------------------------------------------------------------
CORPORATE HEADQUARTERS                    EXECUTIVE OFFICES
----------------------                    -----------------
White Mountains Insurance Group, Ltd.     White Mountains Insurance Group, Ltd.
12 Church Street, Suite 322               28 Gates Street
Hamilton, HM 11 Bermuda                   White River Jct., VT 05001
Ph: 441-296-6011                          Ph: 802-295-4500
Fax: 441-296-9904                         Fax: 802-295-4550
                                          www.whitemountains.com

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Byrne went on to say, "These are exciting times for your Chairman. We have a strong balance sheet, our insurance and reinsurance operations have been improving steadily and we are well-positioned to take advantage of opportunities that may emerge. I am stepping back from day-to-day management but I intend to remain active, fully engaged and fully invested in what I believe should be a bright future for our owners."

Tom Kemp, Byrne's long-time associate, is also retiring effective January 1, 2003 from his position as White Mountains' President. Kemp, a director since 1994, will remain on the Board and will continue to serve the Company in an advisory capacity. Byrne said, "Tom has been by my side for much of the last 26 years. His steady hand has added great value to our enterprise."


                            ADDITIONAL INFORMATION

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

     This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believe," "intend," "expect," "anticipate," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains':

     o   growth in book value per share or return on equity;

     o   business strategy;

     o   financial and operating targets or plans;

     o incurred losses and the adequacy of its loss and loss adjustment expense reserves;

     o projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

     o   expansion and growth of its business and operations; and

     o   future capital expenditures.

     These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

     o   the continued availability of capital and financing;

     o   general economic, market or business conditions;

     o business opportunities (of lack thereof) that may be presented to it and pursued;

     o competitive forces, including the conduct of other property and casualty insurers and reinsurers;

     o changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;

     o an economic downturn or other economic conditions adversely affecting its financial position;

     o loss reserves established subsequently proving to have been inadequate; and

     o   other factors, most of which are beyond White Mountains' control.

     Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.